Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-289585

Prospectus Supplement

(To Prospectus dated August 22, 2025)

Up to $100,000,000 of Shares of Common Stock

Armata Pharmaceuticals, Inc., a Washington corporation (“Armata,” the “Company,” “we,” “us” or “our”), has entered into Capital on Demand™ Sales Agreement, dated December 1, 2025 (the “Sales Agreement”) with JonesTrading Institutional Services LLC (“Jones”), relating to the offer and sale of shares of our common stock, par value $0.01 per share, from time to time, offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the Sales Agreement, under this prospectus supplement and the accompanying base prospectus, we may offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time subject to certain conditions, through or to Jones, acting as agent or principal.

Our common stock is traded on the New York Stock Exchange (the “NYSE”) American under the trading symbol “ARMP.” On November 25, 2025, the last reported sale price of our common stock on the NYSE American was $7.10.

Sales of our common stock, if any, under this prospectus supplement may be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Jones is not required to sell any specific amount but will act as our sales agent and use commercially reasonable efforts to sell on our behalf the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Jones and us. There is no arrangement for funds to be received in escrow, trust or similar arrangement.

Jones will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share of common stock sold through it as sales agent pursuant to the Sales Agreement. In connection with the sale of shares of our common stock on our behalf, Jones will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jones will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jones with respect to certain liabilities, including liabilities under the Securities Act. See the “Plan of Distribution” section of this prospectus supplement regarding the compensation to be paid to Jones.

Investing in our securities is speculative and involves a high degree of risk. See the sections entitled “Risk Factors” beginning on page S-13 of this prospectus supplement and in the accompanying base prospectus and the other documents that are incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our securities. You should read this prospectus supplement and the accompanying base prospectus carefully before you invest.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 1, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying base prospectus. The accompanying base prospectus, dated August 22, 2025, including the documents incorporated by reference therein, provides general information about us and our securities, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering. This prospectus supplement and the accompanying base prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not, and Jones is not, making offers to sell or solicitations to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have provided for use in connection with this offering, include all material information relating to this offering. We have not, and Jones has not, authorized anyone to provide you with different or additional information and you must not rely on any unauthorized information or representations. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have provided for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying base prospectus and the information and documents incorporated herein by reference herein and therein, as well as any free writing prospectus we have provided for use in connection with this offering, before making an investment decision. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus supplement and similar headings in the accompanying base prospectus.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

References in this prospectus supplement to “Armata,” the “Company,” “we,” “us” and “our” refer to Armata Pharmaceuticals, Inc. and its subsidiaries, on a consolidated basis, unless the context requires otherwise.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein contain forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary” and “Risk Factors” in this prospectus supplement or the documents incorporated herein by reference. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or events to be materially different from any future results, performance or events expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding:

•	our estimates regarding anticipated operating losses, capital requirements and needs for additional funds;

•	our ability to raise additional capital when needed and to continue as a going concern;

•	our ability to manufacture, or otherwise secure the manufacture of, sufficient amounts of our product candidates for our preclinical studies and clinical trials;

•	our clinical development plans, including planned clinical trials;

•	our research and development plans;

•	our ability to select combinations of phages to formulate our product candidates;

•	our development of bacteriophage-based therapies;

•	the potential use of bacteriophages to treat bacterial infections;

•	the potential future of antibiotic resistance;

•	the ability for bacteriophage therapies to disrupt and destroy biofilms and restore sensitivity to antibiotics;

•	the potential for bacteriophage technology being uniquely positioned to address the global threat of antibiotic resistance;

•	our planned development strategy, presenting data to regulatory agencies and defining planned clinical studies;

•	the expected timing of additional clinical trials, including Phase 1, Phase 2, Phase 2b, Phase 3 or registrational clinical trials;

•	our ability to manufacture and secure sufficient quantities of our product candidates for clinical trials;

•	the drug product candidates to be supplied by us for clinical trials;

•	the safety and efficacy of our product candidates;

•	our anticipated regulatory pathways for our product candidates;

•	the activities to be performed by specific parties in connection with clinical trials;

•	our ability to successfully complete preclinical and clinical development of, and obtain regulatory approval of our product candidates and commercialize any approved products on our expected timeframes or at all;

•	our pursuit of additional indications;

•	the content and timing of submissions to and decisions made by the FDA and other regulatory agencies;

•	our ability to leverage the experience of our management team and to attract and retain management and other key personnel;

•	the capacities and performance of our suppliers, manufacturers, contract research organizations and other third parties over whom we have limited control;

•	our ability to staff and maintain our Los Angeles production facility under fully compliant cGMP;

•	the actions of our competitors and success of competing drugs or other therapies that are or may become available;

•	our expectations with respect to future growth and investments in our infrastructure, and our ability to effectively manage any such growth;

•	the size and potential growth of the markets for any of our product candidates, and our ability to capture share in or impact the size of those markets;

•	the benefits of our product candidates;

•	the potential market growth and market and industry trends;

•	maintaining collaborations with third parties including our partnerships with the CFF and the DoD;

•	potential future collaborations with third parties and the potential markets and market opportunities for product candidates;

•	our ability to achieve our vision, including improvements through engineering and success of clinical trials;

•	our ability to meet anticipated milestones in the development and testing of the relevant product;

•	our ability to be a leader in the development of phage-based therapeutics;

•	the expected use of proceeds from the $26.2 million DoD award;

•	the effects of government regulation and regulatory developments, and our ability and the ability of the third parties with whom we engage to comply with applicable regulatory requirements;

•	the accuracy of our estimates regarding future expenses, revenues, capital requirements and need for additional financing;

•	our expectations regarding future planned expenditures;

•	our ability to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act;

•	our ability to obtain, maintain and successfully enforce adequate patent and other intellectual property protection of any of our products and product candidates;

•	our ability to protect our intellectual property, including pending and issued patents;

•	our ability to operate our business without infringing the intellectual property rights of others;

•	our ability to advance our clinical development programs;

•	the effects of ongoing conflicts between Ukraine and Russia and in the Middle East, the recent and potential future bank failures or other geopolitical events;

•	the potential economic and regulatory impacts on the biotechnology, pharmaceutical and drug manufacturing industries;

•	the effects of artificial intelligence on our business and the industry as a whole; and

•	statements of belief and any statement of assumptions underlying any of the foregoing.

In some cases, you can identify these statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions. These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date such statements are made and are subject to risks and uncertainties. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date such statements are made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain. Given these uncertainties, you should not place undue reliance on any of the forward-looking statements included in this prospectus supplement or the accompanying base prospectus.

In addition, this prospectus supplement also contains estimates, projections and other information concerning our industry, our business, and the markets for our product candidates, as well as data regarding market research, estimates and forecasts prepared by our management. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. These statements are based upon information available to us as of the date hereof, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information.

You should carefully read this prospectus supplement, the accompanying base prospectus, the documents that we incorporate by reference herein and therein, and the documents we reference in this prospectus supplement and the accompanying base prospectus and have filed as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus supplement and the accompanying base prospectus by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information appearing elsewhere or incorporated by reference in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. Because it is only a summary, it does not contain all of the information that you should consider before investing in the shares offered hereby and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying base prospectus. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions, or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. See “Special Note Regarding Forward-Looking Statements” before you decide to invest in our common stock, you should also read the entire prospectus supplement and the accompanying base prospectus carefully, including the “Risk Factors” sections of this prospectus supplement and the accompanying base prospectus, and the financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying base prospectus.

References in this prospectus supplement to “Armata,” the “Company,” “we,” “us” and “our” refer to Armata Pharmaceuticals, Inc. and its subsidiaries, on a consolidated basis, unless the context requires otherwise.

Our Company

We are a clinical-stage biotechnology company focused on the development of high-purity, pathogen-specific bacteriophage therapeutics for the treatment of antibiotic-resistant and difficult-to-treat bacterial infections using our proprietary bacteriophage-based technology. We have completed three Phase 2 clinical trials to date. We see bacteriophages as a potentially safer and effective alternative to antibiotics and an essential response to the growing bacterial resistance to current classes of antibiotics. Bacteriophages or “phages” have a powerful and highly differentiated mechanism of action that enables binding to and killing of specific targeted bacteria while uniquely preserving the normal human microbiome or “healthy bacteria”. This is in direct contrast to traditional broad-spectrum antibiotics which can alter the human microbiome increasing susceptibility to opportunistic pathogens, such as Clostridium difficile. We believe that phages represent a promising means to effectively treat bacterial infections as an alternative to broad-spectrum antibiotics, especially for patients with bacterial infections resistant to current standard of care therapies, including the multidrug-resistant or “superbug” strains of bacteria. We are a leading developer of clinical-stage phage therapeutics of high purity, and believe we are uniquely positioned to address the growing worldwide threat of antibiotic-resistant bacterial infections.

We are combining our proprietary approach and expertise in identifying, characterizing and developing both naturally occurring and engineered (synthetic) bacteriophages with our proprietary phage-specific host-engineered current Good Manufacturing Practices (“cGMP”) manufacturing capabilities to advance a target pipeline of high-quality bacteriophage product candidates for late-stage clinical development. Our optimized manufacturing processes significantly increase phage titers and improve production efficiency with the goal of ensuring commercial viability.

We remain committed to our mission to evaluate phage-based therapeutics in randomized controlled clinical trials that evaluate safety and efficacy required to support potential regulatory approval and commercialization of our phage products as alternatives to traditional antibiotics, providing a potential method of treating patients suffering from drug-resistant and difficult-to-treat bacterial infections. To date, we have completed three critical Phase 2 trials, utilizing two distinct phage cocktails against two different bacterial pathogens with the potential to treat chronic pulmonary disease complicated by bacterial infection, as well as acute systemic bacterial infection. We believe that we are uniquely advancing our two lead candidates, referred to as AP-PA02 and AP-SA02, to address both chronic and acute bacterial infections.

Pseudomonas aeruginosa Phage Product Candidate, AP-PA02

Clinical Development of AP-PA02 in Cystic Fibrosis: Completed Phase 1b/2a Study

Our first phage candidate, inhaled AP-PA02, is focused primarily on the treatment of chronic pulmonary infections due to Pseudomonas aeruginosa (“P. aeruginosa”). On October 14, 2020, we received the approval to proceed from the U.S. Food and Drug Administration (the “FDA”) for our Investigational New Drug (“IND”) application for AP-PA02. In the first quarter of 2023, we announced positive topline results from the completed “SWARM-P.a.” study – a Phase 1b/2a, multicenter, double-blind, randomized, placebo-controlled, single ascending dose and multiple ascending dose clinical trial to evaluate the safety and tolerability of inhaled AP-PA02 in subjects with cystic fibrosis (“CF”) and chronic pulmonary P. aeruginosa infection. Data indicate that AP-PA02 was well-tolerated with a treatment emergent adverse event profile similar to placebo. Pharmacokinetics findings confirm that AP-PA02 can be effectively delivered to the lungs through nebulization with minimal systemic exposure, with single ascending doses and multiple ascending doses resulting in a proportional increase in exposure as measured in induced sputum. AP-PA02 exposures were generally consistent across subjects. Additionally, bacterial levels of P. aeruginosa in the sputum measured at several timepoints suggest improvement in bacterial load reduction for subjects treated with AP-PA02 at the end of treatment as compared to placebo after ten days of dosing. In addition, a correlation was seen between increasing phage dose (higher AP-PA02 exposures) and reduction in the bacterial load, supporting the biologic plausibility of a bacterial specific mechanism of action and creating the opportunity for phage as a therapeutic alternative to inhaled antibiotics. This study was supported by the Cystic Fibrosis Foundation (the “CFF”), which granted us a Therapeutics Development Award of $5.0 million. We received the full award’s amount, including the final payment of $0.3 million, in January 2024. Following the promising Phase 1b/2a results of favorable safety and tolerability profile and plausible mechanism of action, an additional confirmatory Phase 2 trial was initiated in non-cystic fibrosis bronchiectasis (“NCFB”) patients with similar chronic pulmonary disease with infections due to P. aeruginosa.

Clinical Development of AP-PA02 in Non-Cystic Fibrosis Bronchiectasis: Completed Phase 2 Study

On February 22, 2022, Armata announced that it had received from the FDA the approval to proceed for our IND application for AP-PA02, in a second indication, NCFB. On December 19, 2024, Armata announced encouraging results from the completed “Tailwind” study – a Phase 2 multicenter, double-blind, randomized, placebo-controlled study to evaluate the safety, phage kinetics, and efficacy of inhaled AP-PA02 in subjects with NCFB and chronic pulmonary P. aeruginosa infection. Data indicated that inhaled AP-PA02 provides a durable reduction of P. aeruginosa in the lung, with a favorable safety and tolerability profile. The Tailwind study was conducted in two cohorts running in parallel: subjects in one cohort (cohort A) received inhaled AP-PA02 as monotherapy, while subjects in another cohort (cohort B) received inhaled AP-PA02 in combination with inhaled anti-pseudomonal antibiotic treatment. Subjects in both cohorts were dosed at home by nebulization with study drug administered every 12 hours for 10 days and were followed for approximately four weeks after receiving their last dose of study drug. The primary efficacy endpoint was the reduction in P. aeruginosa colony forming units (“CFUs”) in lung sputum at one week following completion of dosing (day 17) compared to baseline. Per the statistical analysis plan, efficacy analysis of each independent cohort showed no significant difference between subjects treated with AP-PA02 and placebo due to small numbers of subjects in each cohort. Notably, a post-hoc intent-to-treat analysis (n=33 active and n=15 placebo; all subjects from both cohorts) demonstrated a statistically significant reduction of P. aeruginosa CFUs in the lung at day 17 (AP-PA02 vs. placebo; P=0.05). The reduction in P. aeruginosa CFUs persisted two weeks following completion of dosing with AP-PA02 when compared with placebo at day 24 (AP-PA02 vs. placebo; P=0.015). Additionally, paired analysis of P. aeruginosa CFU density at baseline compared to day 10 (P=0.03), day 11 (P=0.01), day 17 (P=0.003) and day 24 (P=0.018) was significant in the AP-PA02-treated cohort. We believe the data suggest that AP-PA02 alone is as effective as the combination therapy of phage and antibiotics in reducing P. aeruginosa CFUs in the lung. Additionally, approximately one-third of subjects treated with phage monotherapy exhibited at least a 2-log CFU reduction in P. aeruginosa compared to no reduction in placebo treated subjects. Safety data indicate that inhaled AP-PA02 was well-tolerated with treatment-emergent adverse events mild and self-limiting. There was one possibly related serious adverse event that was linked to an acute pulmonary event requiring hospitalization that was responsive to antibiotics. We believe the safety and tolerability of AP-PA02 offers a promising profile for treating chronically infected NCFB patients.

Results from the Phase 2 Tailwind study demonstrate the potential of Armata’s high-purity phage cocktail, AP-PA02, as a new monotherapy treatment alternative for chronic pulmonary disease caused by P. aeruginosa infection, including drug-resistant bacteria, and indicate the potential for phage therapy to reduce reliance on chronic antibiotic use. The Phase 2 Tailwind study represents the second successful clinical trial for AP-PA02, Armata’s lead pulmonary candidate, which was first evaluated in people with cystic fibrosis in the Phase 1b/2a SWARM-P.a. trial that completed in 2023. We believe the learnings on dose-schedule regimens gained from the two completed Phase 2 studies position us to define a safe and promising biologic correlation for a Phase 3 definitive trial to evaluate inhaled AP-PA02 as an alternative to antibiotics in chronic pulmonary P. aeruginosa infection.

Contingent upon securing sufficient additional funding, we may at the appropriate time in the future resume clinical development of AP-PA02 for NCFB, which may include the execution of a definitive Phase 3 clinical trial. We are also actively exploring potential strategic partnerships as a means to further advance this important program.

Additional Clinical Indications for AP-PA02

The current Pseudomonas phage cocktail formulated for inhalation (AP-PA02) is prepared with the same high potency and purity of our injectable phage cocktail for Staphylococcus aureus (“S. aureus”) (AP-SA02). Based on the AP-SA02 clinical findings, we are exploring the potential development of our Pseudomonas phage cocktail for acute ventilator-associated pneumonia and severe infections due to multidrug-resistant P. aeruginosa.

Staphylococcus aureus Phage Product Candidate, AP-SA02

Clinical Development of AP-SA02 in Bacteremia: Completed Phase 1b/2a Study

In parallel to developing novel phage therapeutics that target chronic bacterial infections, we have an acute bacterial infection clinical development plan focused on S. aureus bacteremia, a difficult-to-treat and often life-threatening human infection that can result in high morbidity and mortality and for which bacterial resistance to antibiotics is growing.

We believe a key advantage of our phage manufacturing expertise is the purity profiles of our phage products, including AP-SA02, our phage product candidate for S. aureus; this has enabled us to pursue treatment of complicated S. aureus bacteremia, where repetitive intravenous (“IV”) dosing is required.

On November 17, 2021, we announced that we had received approval from the FDA to proceed with our IND application for AP-SA02.

On May 19, 2025, we announced positive topline data from the Phase 1b/2a diSArm study of intravenously administered AP-SA02 in complicated S. aureus bacteremia. The diSArm study (NCT05184764) was a Phase 1b/2a, multicenter, randomized, double-blind, placebo-controlled, multiple ascending dose escalation study of the safety, tolerability, and efficacy of intravenous AP-SA02 in addition to best available antibiotic therapy (“BAT”) compared to BAT alone (placebo) for the treatment of adults with complicated SAB. All doses of AP-SA02 were dosed intravenously every six hours for five days. The primary clinical efficacy endpoint for the Phase 2a portion of the diSArm study was clinical outcome (responder rate) in subjects with complicated bacteremia, measured at (i) Test of Cure (“TOC”) for AP-SA02, defined as one week following the end of IV treatment with AP-SA02 (day 12), (ii) TOC for BAT, defined as one week following the end of IV BAT, and (iii) end of study (“EOS”), defined as four weeks following the end of IV BAT. Clinical outcome was evaluated by both the blinded site investigators and a blinded Clinical Efficacy Adjudication Committee (the “CEAC”) in the intent-to-treat (“ITT”) population.

Safety and efficacy were assessed in the ITT population, which included all subjects (n=50) who received at least one dose of AP-SA02 or placebo. The Phase 2a study enrolled and dosed 42 patients, with 29 randomized to AP-SA02 in addition to BAT and 13 to placebo (BAT alone). Methicillin-resistant S. aureus (“MRSA”) was the causative pathogen in ~38% of both the AP-SA02 and placebo groups.

AP-SA02 was well-tolerated with no serious adverse events related to the study drug. Two subjects had adverse events that were possibly related to the study drug: one with transient liver enzyme elevation and one with hypersensitivity that resolved with discontinuation of vancomycin.

A statistically significant increase in clinical response rate was observed at TOC for AP-SA02 (day 12) in AP-SA02 treated subjects (88%; 21/24) versus placebo (58%; 7/12) (p = 0.047) as assessed by blinded site investigators, and 83% (20/24) in the AP-SA02 group versus 58% (7/12) in the placebo group as assessed by the blinded CEAC. At TOC for BAT and at EOS, 100% of the AP-SA02 treated subjects had clinically responded (p = 0.017) versus 25% of placebo subjects considered non-responsive due to either relapse or treatment failure, consistent with the non-responder rate reported in the literature for recent phase 3 trials. Of note, the clinical response with AP-SA02 occurred regardless of whether subjects were infected with methicillin-sensitive S. aureus (“MSSA”) or MRSA. All subjects infected with MRSA and treated with AP-SA02 and BAT cleared their infection by TOC for BAT with no evidence of relapse through EOS, as compared to the relapse rate of BAT alone as noted above. Supporting the investigator assessment, clinical outcome was assessed by the CEAC, who agreed that subjects who received placebo had a 22% and 25% non-responder rate at TOC with BAT and at EOS, respectively, while 100% of the subjects who received AP-SA02 clinically responded (p = 0.025: TOC BAT; p = 0.020: EOS).

Additionally, patients treated with AP-SA02 showed trends toward rapid normalization of key predictors of mortality and complications in SAB including C-reactive protein and interleukin-10, shorter time to negative blood culture, quicker time to resolution of signs and symptoms at the infection site, shorter intensive care unit and hospital utilization.

Defined and reproducible laboratory derived stable genomic variants present in AP-SA02 drug product may provide an immediate advantage, enabling rapid, strain-specific response to each patient’s S. aureus isolate. These characterized variants can expand from as little as 2% to dominance when infecting certain patient isolates in vitro, highlighting that these variants are favored for their enhanced ability to infect those clinical strains and the importance of integrating this diversity into Armata’s phage cocktail from the outset. This inherent flexibility may be central to achieving optimal therapeutic efficacy in the clinic.

Conclusions:

•	AP-SA02, combined with BAT, had a higher and earlier cure rate compared to placebo in patients with complicated SAB at day 12 as assessed by both blinded site investigators and independent adjudicators.

•	No patients who received AP-SA02 demonstrated non-response or relapse at one week post-BAT or at EOS, as assessed by both blinded site investigators and the independent adjudication committee, compared with approximately 25% non-response or relapse in the placebo group.

•	AP-SA02 appears safe with clinical efficacy against both MRSA and MSSA and trends toward earlier resolution and shorter hospitalization, with no evidence of relapse four weeks post-therapy.

•	We previously demonstrated the persistence of AP-SA02 in the IV space on multiple days one hour post IV push. These trial results support AP-SA02 homing to different sites of infection, presumably penetrating biofilms, and infecting and lysing the target S. aureus bacteria, independent of both antibiotic resistance patterns and site of infection.

•	Defined phage variants in AP-SA02 drug product ensure an intrinsic adaptive mechanism — a flexibility that may be key to achieving effective phage therapy from patient to patient.

•	We believe that these results strongly support advancement into a pivotal Phase 3 trial that Armata plans to initiate in 2026, subject to review and feedback from the FDA. We are engaged with the FDA regarding a potential superiority trial design.

On October 22, 2025, we highlighted the positive results from our Phase 2a diSArm clinical study of AP-SA02 in an oral presentation at IDWeek 2025TM. The abstract, titled, “A Phase 2a Randomized, Double-Blind, Controlled Trial of the Efficacy and Safety of an Intravenous (IV) Bacteriophage Cocktail (AP-SA02) vs. Placebo in Combination with Best Available Antibiotic Therapy (BAT) in Patients with Complicated Staphylococcus aureus Bacteremia,” was accepted as a late-breaking abstract for oral presentation, and was presented by Dr. Loren G. Miller, M.D., M.P.H., Professor of Medicine, David Geffen School of Medicine at UCLA, Chief, Division of Infectious Diseases at Harbor-UCLA Medical Center and the Lundquist Institute.

The results from our Phase 1b/2a diSArm study are an important step forward in our effort to confirm the potent antimicrobial activity of phage therapy and the completion of the study represents a significant milestone in the development of AP-SA02, moving us one step closer to introducing an effective new treatment option to patients suffering from complicated SAB. This is the first clear evidence in a randomized controlled trial of the efficacy of phage against a serious systemic pathogen that is responsible for significant morbidity and mortality in the United States.

Findings from the Phase 1b/2a study, including the favorable safety and tolerability profile of AP-SA02, inform the design of a larger definitive efficacy study to demonstrate superiority of AP-SA02 in treating complicated SAB, and form the basis for an end-of-Phase-2 meeting with the FDA which the Company plans to hold in the second half of 2025. Subject to review and feedback from the FDA, we are committed to developing a superiority pivotal trial focused on phage as an alternative to broad-spectrum antibiotics and/or antibiotic sparing to decrease the utilization of broad-spectrum antibiotics and their detrimental impact on the normal human microbiome.

On June 15, 2020, we entered into an agreement (the “MTEC Agreement”) with the Medical Technology Enterprise Consortium (“MTEC”), pursuant to which we received a $15.0 million award and entered into a multi-year program administered by the U.S. Department of Defense (the “DoD”) through MTEC and managed by the Naval Medical Research Command – Naval Advanced Medical Development with funding from the Defense Health Agency and Joint Warfighter Medical Research Program. On September 29, 2022, the MTEC Agreement was modified to increase the total award by $1.3 million to $16.3 million and extend the term into the second half of 2024. On July 29, 2024, the MTEC Agreement was modified to increase the total award by $5.3 million to $21.6 million and extend the term into the third quarter of 2025. On April 29, 2025, we received $4.65 million of additional non-dilutive award funding through MTEC, thereby increasing the total MTEC award to $26.2 million, and the MTEC Agreement was modified to extend the term to September 30, 2025. On July 2, 2025, the MTEC Agreement was modified to extend the term to March 31, 2026. We are using the award to partially fund a Phase 1b/2a, multicenter, randomized, double-blind, placebo-controlled dose escalation study to assess the safety, tolerability and efficacy of our phage-based candidate, AP-SA02, for the treatment of adults with S. aureus (the “diSArm” study) and to support activities required for an end-of-Phase 2 meeting with the FDA.

Additional Clinical Indications for AP-SA02

On August 1, 2022, we announced FDA approval to proceed with our IND application for AP-SA02 in a second indication, prosthetic joint infections (“PJI”) with S. aureus. We had planned to initiate a Phase 1b/2a trial; however, in light of the growing concerns of both PJI and wound infections, we are considering revising the protocol to include both indications. Driven by data from the bacteremia study, and with sufficient funding, we may in the future initiate a Phase 1b/2a trial to assess the safety and tolerability of intravenous and intra-articular AP-SA02 as an adjunct to standard of care antibiotics in adults undergoing treatment of periprosthetic joint infections and/or wound infections caused by S. aureus.

The following chart summarizes the status of our phage product candidate development programs and partners.

Corporate History and Reorganization

Armata was created as a result of a business combination of AmpliPhi Biosciences Corporation, a bacteriophage development stage company (“AmpliPhi”) with C3J Therapeutics, Inc. (“C3J”), where Ceres Merger Sub, Inc., a wholly-owned subsidiary of AmpliPhi, merged with and into C3J (the “Merger”). On May 9, 2019, immediately prior to the closing of the Merger, AmpliPhi changed its name to Armata Pharmaceuticals, Inc.

C3J’s predecessor, C3 Jian, Inc., was incorporated under the laws of the State of California on November 4, 2005. On February 26, 2016, as part of a reorganization transaction, C3 Jian, Inc. merged with a wholly-owned subsidiary of C3J, and as part of this process, C3 Jian, Inc. was converted to a limited liability company organized under the laws of the State of California named C3 Jian, LLC. Prior to the Merger, C3J was privately held and was financed principally through a series of equity financings.

AmpliPhi was incorporated under the laws of the State of Washington in March 1989 as a wholly-owned subsidiary of Immunex Corporation and began operations as an independent company in 1992 as Targeted Genetics Corporation. In January 2011, AmpliPhi completed the acquisition of Biocontrol Ltd, an antimicrobial biotechnology company based in the United Kingdom, with the goal of developing their phage therapy programs using funding from the sale of our legacy gene therapy assets. In November 2012, AmpliPhi completed the acquisition of Special Phage Holdings Pty Ltd, a company based in Australia, with the goal of continuing research addressing the rapidly escalating problem of antibiotic resistance through the development of a series of bacteriophage-based treatments.

Risks Associated with Our Business and this Offering

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in the section of this prospectus supplement entitled “Risk Factors.” You should read these risks and the rest of this prospectus supplement before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. In particular, risks associated with our business include:

•	There is substantial doubt about our ability to continue as a going concern, which may affect our ability to obtain future financing and may require us to curtail our operations. We will need substantial additional financing to develop our product candidates and implement our operating plans, including to support one or more pivotal trials in 2026 and beyond. If we fail to obtain additional financing, we may be delayed or unable to complete the development and commercialization of our product candidates.

•	We have incurred losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future, and our future profitability is uncertain.

•	If we fail to develop and maintain proper and effective processes and operating procedures as a non-traditional government contractor, our ability to adhere to the DoD and related entity standards could impact our ongoing and future development financing awards from the U.S. government;

•	We are seeking to develop antibacterial agents using bacteriophage and synthetic phage technology, a novel approach, which makes it difficult to predict the time and cost of development. No bacteriophage products have been approved in the United States or elsewhere.

•	Results from interim, “topline,” and preliminary data, or preclinical studies and Phase 1 or 2 clinical trials of our product candidates or from single-patient expanded access treatments may not be predictive of the results of later stage clinical trials and are subject to audit and verification procedures that could result in material changes in the final data.

•	We must continue to develop manufacturing processes for our product candidates and any delay in or our inability to do so would result in delays in our clinical trials.

•	We rely on third parties to conduct our clinical trials and to obtain materials or supplies necessary to conduct trials or to manufacture our product candidates, and their failure to perform their obligations in a timely or competent manner may delay development and commercialization of our product candidates.

•	We face potential risks associated with future changes in laws and policies, including the availability of government funding for grants, staffing and funding of regulatory agencies.

•	The use or anticipated use of artificial intelligence (“AI”) technologies, including generative AI, by us or third parties, may increase or create new operational risks.

•	Our business operations and current and future relationships with clinical site investigators, healthcare professionals, consultants, third-party payors, patient organizations, and customers will be subject to applicable healthcare regulatory laws, which could expose us to penalties.

•	If you purchase securities in an offering, you may incur dilution.

•	We will have broad discretion in the use of the net proceeds from an offering and may not use them effectively.

•	Innoviva, Inc. (together with its wholly owned subsidiary, Innoviva Strategic Opportunities LLC, “Innoviva”), our principal shareholder, beneficially owns greater than 50% of our outstanding shares of common stock, which causes us to be deemed a “controlled company” under the rules of the NYSE. In addition, Innoviva’s interests in our business may be different than our other shareholders.

Corporate Information

Our principal executive office is located at 5005 McConnell Avenue, Los Angeles, CA 90066 and our telephone number is (310) 665-2928. Our website is https://www.armatapharma.com. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus supplement or the accompanying base prospectus, and investors should not rely on such information in deciding whether to purchase shares of our common stock.

THE OFFERING

Common stock offered by us	Shares of our common stock, par value $0.01 per share, having an aggregate offering price of up to $100,000,000 subject to certain conditions.

Common stock to be outstanding immediately after this offering

Up to 50,491,412 shares of our common stock, assuming sales of 14,084,507 shares of our common stock in this offering at a public offering price of $7.10 per share, which was the last reported sale price per share of our common stock on the NYSE American on November 25, 2025. The actual number of shares of our common stock issued will vary depending on the sales prices in this offering.

Manner of offering	“At the market offering” as defined in Rule 415(a)(4) under the Securities Act that may be made from time to time through or to Jones, acting as agent or principal. See the “Plan of Distribution” section in this prospectus supplement.

Use of proceeds	We intend to use the net proceeds for working capital and general corporate purposes. See the “Use of Proceeds” section in this prospectus supplement.

Risk factors	Investing in our securities is speculative and involves a high degree of risk. See “Risk Factors” beginning on page S-13 of this prospectus supplement and in the documents referred to therein and incorporated by reference in this prospectus supplement and the accompanying base prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NYSE American symbol	“ARMP”

The number of shares of our common stock to be outstanding after this offering is based on 36,406,905 shares of our common stock outstanding as of November 25, 2025, and excludes as of such date:

•	10,655,047 shares of our common stock issuable upon the exercise of warrants;

•	14,032 shares of our common stock reserved for future issuance under the Employee Stock Purchase Plan;

•	152,500 shares of our common stock reserved for future issuance pursuant to unvested restricted stock unit awards under the 2016 Equity Incentive Plan;

•	3,986,228 shares of our common stock available for future grants under the 2016 Equity Incentive Plan;

•	4,818,935 shares of our common stock reserved for issuance pursuant to stock options under the 2016 Equity Incentive Plan; and

•	24,342,106 shares of our common stock issuable upon the conversion of our existing convertible loan and secured credit and security agreement, dated January 10, 2023, with Innoviva, Inc.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise or conversion of the outstanding options or warrants described above.

RISK FACTORS

Investing in our securities is speculative and involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement and the accompanying base prospectus, in addition to the risks and uncertainties discussed above under “Special Note Regarding Forward-Looking Statements,” together with the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, and all other documents incorporated by reference in this prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently consider immaterial could also adversely affect us. In addition, you should consider the following risks relevant to this offering.

Risks Related to This Offering

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Jones at any time throughout the term of the Sales Agreement. The number of shares that are sold by Jones after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with Jones. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The common stock offered hereby will be sold in “at-the-market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so they may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

We have broad discretion in the use of the net proceeds from this offering and our existing cash and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash and cash equivalents in ways that enhance shareholder value, we may fail to achieve expected business and financial results, which could cause our stock price to decline. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our shareholders.

If you purchase our common stock in this offering, you may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding at the time of sale. Assuming that an aggregate of 14,084,507 shares of our common stock are sold at an assumed offering price of $7.10 per share, the last reported sale price of our common stock on NYSE American on November 25, 2025, for aggregate gross proceeds of $100.0 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering would experience immediate dilution of approximately $8.13 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2025 of $(4.12), after giving effect to this offering, and the assumed offering price. This represents an increase in net tangible book value of $3.09 per share to existing stockholders.

This dilution is due to the substantially lower price paid by some of our investors who purchased shares prior to this offering as compared to the price offered to the public in this offering and the exercise of stock options granted to our employees, directors and consultants. In addition, we have a significant number of stock options. The exercise of any of the outstanding options would result in further dilution. As a result of the dilution to new investors purchasing shares in this offering, new investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. Further, because we expect we will need to raise additional capital to fund our future activities, we may in the future sell substantial amounts of common stock or securities convertible into or exchangeable for common stock.

We do not anticipate declaring any cash dividends on our common stock, which may adversely impact the market price of our stock.

We have never declared or paid any cash dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future. The payment of dividends, if any, in the future is within the discretion of our board of directors and will depend on our earnings, capital requirements and financial condition and other relevant facts. We currently intend to retain all future earnings, if any, to support our operations and finance the growth and development of our business. If we do not pay dividends, our stock may be less valuable to you because a return on your investment will only occur if our stock price appreciates.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We have agreed, unless we provide prompt prior written notice to Jones, and subject to certain exceptions set forth in the Sales Agreement, not to sell or otherwise dispose of any common stock or securities convertible into or exchangeable for shares of common stock, warrants or any rights to purchase or acquire common stock during the period beginning on the fifth trading day immediately prior to the delivery of any placement notice delivered by us to Jones and ending on the fifth trading day immediately following the final settlement date with respect to the shares sold pursuant to such notice. We have further agreed, unless we provide prompt prior written notice to Jones, and subject to certain exceptions set forth in the Sales Agreement, not to sell or otherwise dispose of any common stock or securities convertible into or exchangeable for shares of common stock, warrants or any rights to purchase or acquire common stock in any other “at the market offering” or continuous equity transaction prior to the termination of the Sales Agreement with Jones. Therefore, it is possible that we could issue and sell additional shares of our common stock in the public markets. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sale proceeds of up to $100,000,000 from time to time subject to certain conditions. The amount of proceeds from this offering will depend on the number of shares of our common stock sold in this offering and the price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with Jones as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds for working capital and general corporate purposes. The amounts and timing of these expenditures, as well as the specific uses thereof, are not presently determinable and will depend on numerous factors, including the status of our product development efforts, sales and marketing activities, technological advances, amount of cash generated or used by our operations and competition. Our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus supplement for any purpose. Pending such use, we intend to invest the net proceeds in interest-bearing investment-grade securities or government securities.

DILUTION

Our net tangible book value as of September 30, 2025 was approximately ($149,251,000) or ($4.12) per share. Net tangible book value is total assets minus the sum of liabilities and intangible assets. Net tangible book value per share is net tangible book value divided by the total number of shares of our common stock outstanding as of September 30, 2025.

After giving effect to the sale of up to $100,000,000 of shares of our common stock in this offering at an assumed public offering price of $7.10 per share, the last reported sale price of our common stock on the NYSE American on November 25, 2025, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2025 would have been approximately $(51,801,000), or $(1.03) per share. This represents an increase in the adjusted net tangible book value of approximately $3.09 per share to existing stockholders and an immediate dilution of approximately $8.13 per share to investors purchasing our common stock in this offering at the assumed public offering price.

The following table illustrates this dilution on a per share basis. The as adjusted information is illustrative only and will change based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The as adjusted information assumes that all of our common stock in the aggregate amount of $100,000,000 is sold at the assumed public offering price of $7.10 per share, the last reported sale price of our common stock on the NYSE American on November 25, 2025. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$7.10
Net tangible book value per share of as September 30, 2025	$(4.12)
Increase in net tangible book value per share attributable to new investors purchasing shares in this offering	$3.09
As adjusted net tangible book value per share as of September 30, 2025, after giving effect to this offering		$(1.03)
Dilution per share to new investors purchasing shares in this offering		$8.13

An increase of $1.00 per share in the price at which the shares are sold from the assumed public offering price of $7.10 per share shown in the table above, assuming all of our common stock in the aggregate amount of $100,000,000 during the term of the Sales Agreement is sold at that price, would increase our as adjusted net tangible book value per share to approximately ($1.07) per share and would increase the dilution in net tangible book value per share to new investors in this offering to approximately $9.17 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed public offering price of $7.10 per share shown in the table above, assuming all of our common stock in the aggregate amount of $100,000,000 during the term of the Sales Agreement is sold at that price, would result in an as adjusted net tangible book value per share of approximately ($0.98) per share and would decrease the dilution in net tangible book value per share to new investors in this offering to approximately $7.08 per share, after deducting commissions and estimated offering expenses payable by us. This information discussed above is supplied for illustrative purposes only and will adjust based on the actual public offering price, and the actual number of shares that we offer in this offering, and other terms of this offering determined at the time of each offer and sale.

The above discussion and foregoing table and calculations are based on 36,229,842 shares of our common stock outstanding as of September 30, 2025, and excludes:

•	10,655,047 shares of our common stock issuable upon the exercise of warrants;

•	14,032 shares of our common stock reserved for future issuance under the Employee Stock Purchase Plan;

•	152,500 shares of our common stock reserved for future issuance pursuant to unvested restricted stock unit awards under the 2016 Equity Incentive Plan;

•	3,979,103 of our common stock available for future grants under the 2016 Equity Incentive Plan;

•	5,012,648 shares of our common stock reserved for issuance pursuant to stock options under the 2016 Equity Incentive Plan; and

•	24,096,491 shares of our common stock issuable upon the conversion of our existing convertible loan and secured credit and security agreement, dated January 10, 2023, with Innoviva, Inc.

DESCRIPTION OF SECURITIES WE ARE OFFERING

General

The following summary description of our capital stock is based on the provisions of our articles of incorporation and bylaws and the applicable provisions of the Washington Business Corporation Act (“WBCA”). This information is qualified entirely by reference to the applicable provisions of our articles of incorporation, bylaws and the WBCA. For information on how to obtain copies of our articles of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Our authorized capital stock consists of 227,000,000 shares, $0.01 par value per share, of which:

•	217,000,000 shares are designated as common stock; and

•	10,000,000 shares are designated as preferred stock.

Our authorized but unissued shares of common stock and preferred stock are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded in the future.

Common Stock

As of November 25, 2025, there were 36,406,905 shares of common stock issued and outstanding. In addition, there were 10,655,047 shares of common stock issuable upon exercise of outstanding warrants, 4,818,935 shares of common stock issuable upon exercise of outstanding stock options, and 152,500 shares of common stock issuable upon vesting of restricted stock units.

Voting

Our common stock is entitled to one vote for each share held on all matters submitted to a vote of the shareholders, including the election of directors, except for matters that are voted on exclusively by a separate class or series of our shareholders and not by the holders of common stock, and does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding-up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights, and there is no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that are outstanding or that we may designate and issue in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are, and the shares of common stock to be issued in any offering under this prospectus will be, fully paid and nonassessable.

PLAN OF DISTRIBUTION

We have entered into a Capital on Demand™ Sales Agreement with Jones under which we may offer and sell from time to time shares of our common stock through or to Jones, acting as agent or principal. Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying base prospectus will be made by any method deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act,  including sales made directly on the NYSE American, on any other existing trading market for our common stock or to or through a market maker, in negotiated transactions at market prices, and/or any other methods permitted by law. If we and Jones agree on any method of distribution other than sales of our common stock on or through the NYSE American or another existing trading market in the United States at market prices, we will file an additional prospectus supplement to provide information about any such methods of distribution as required by Rule 424(b) under the Securities Act.

Each time we wish to issue and sell shares of common stock under the Sales Agreement, we will notify Jones of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jones, unless Jones declines to accept the terms of such notice, Jones has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jones under the Sales Agreement to sell shares of our common stock are subject to a number of conditions that we must meet. The settlement of sales of shares between us and Jones is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of shares of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jones may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jones a commission of up to 3.0% of the aggregate gross proceeds we receive from each sale of shares of our common stock. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jones for certain fees and disbursements of its counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jones under the terms of the Sales Agreement, will be approximately $450,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jones will provide written confirmation to us before the open on the NYSE American on the day following each day on which shares of our common stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of shares of our common stock on our behalf, Jones will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jones will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jones against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jones may be required to make in respect of such liabilities.

The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and Jones may each terminate the Sales Agreement at any time upon three days’ prior notice.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions.

Jones and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jones may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jones may at any time hold long or short positions in such securities.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by Jones, and Jones may distribute the prospectus supplement and the accompanying base prospectus electronically.

LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus supplement will be passed upon for us by Ballard Spahr LLP, Seattle, Washington. Jones is being represented in connection with this offering by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about Armata Pharmaceuticals, Inc.’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) which is incorporated by reference in this prospectus supplement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities being offered by this prospectus supplement and the accompanying base prospectus. This prospectus supplement and the accompanying base prospectus do not contain all of the information in the registration statement (of which the base prospectus is a part) and its exhibits. For further information with respect to us and the securities offered by this prospectus supplement, we refer you to the registration statement and its exhibits. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. The SEC maintains a website that contains reports, proxy statements, and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov. The information contained in, or that can be accessed through, the SEC’s website is not incorporated by reference in, and is not part of, this prospectus supplement or the accompanying base prospectus.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. We maintain a website at https://www.armatapharma.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus supplement or the accompanying base prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus to the extent that a statement contained in this prospectus or free writing prospectus provided to you in connection with this offering, or in any other document we subsequently file with the SEC that also is incorporated by reference in this prospectus, modifies or supersedes the original statement.

The following documents, which we have filed with the SEC are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 20, 2025;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025 filed with the SEC on May 14, 2025, August 12, 2025, and November 12, 2025, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on March 12, 2025, April 2, 2025, May 1, 2025, June 13, 2025, and August 12, 2025 (only with respect to information filed under Items 1.01, 2.03, and 9.01 of such Current Report on Form 8-K);

•	the portions of our Definitive Proxy Statement on Schedule 14A that are deemed to have been “filed” with the SEC on April 28, 2025;

•	the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on August 18, 2015, including all amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of all offerings covered by this prospectus supplement hereby shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this prospectus supplement.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents by writing us at 5005 McConnell Avenue, Los Angeles, California 90066, Attention: SVP Finance, or telephoning us at (310) 665-2928.

The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC (http://www.sec.gov). In addition, we maintain a website at www.armatapharma.com. Information contained in our website does not constitute a part of this prospectus supplement or the base prospectus.

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

From time to time, we may sell up to an aggregate of $100,000,000 of our common stock, preferred stock, debt securities, warrants or units in any combination of the foregoing, in amounts, at prices and on terms described in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.

Our common stock is traded on the New York Stock Exchange (the “NYSE”) American under the trading symbol “ARMP.” On August 11, 2025, the last reported sale price of our common stock on the NYSE American was $2.36.

The preferred stock, debt securities, warrants and units described in this prospectus have not been approved for listing on any market or exchange, and we have not made any application for such listing.

This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer these securities. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. Such prospectus supplements may also add, update or change information contained in this prospectus. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NYSE American or any other securities market or other exchange with respect to the securities covered by such prospectus supplement.

Our principal executive offices are located at 5005 McConnell Avenue, Los Angeles, California 90066, and our telephone number at that address is (310) 665-2928.

You should read this prospectus and any prospectus supplement carefully before you invest.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 8 OF THIS PROSPECTUS AND “ITEM 1A—RISK FACTORS” OF OUR MOST RECENT ANNUAL REPORT ON FORM 10-K OR QUARTERLY REPORT ON FORM 10-Q THAT IS INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AS WELL AS THOSE CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

As of August 13, 2025, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $26.1 million, based on 11,077,705 shares of outstanding common stock held by non-affiliates as of the date of this prospectus, at a price of $2.36 per share, which was the last reported sale price of our common stock on the NYSE American on August 11, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and options to purchase additional securities will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is          , 2025.

We have not authorized anyone to provide you with information different from the information contained in or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any combination of the securities described in this prospectus, for total gross proceeds of up to $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities and the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before buying any of the securities being offered.

SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all the information that may be important to purchasers of our securities. You should carefully read this prospectus, all documents incorporated by reference, any prospectus supplement and any related free writing prospectus, and the additional information described under the caption “Where You Can Find More Information” in this prospectus, before buying any of the securities being offered. References in this prospectus to “Armata,” the “Company,” “we,” “us” and “our” refer to Armata Pharmaceuticals, Inc. and its subsidiaries, on a consolidated basis, unless the context requires otherwise.

Our Company

We are a clinical-stage biotechnology company focused on the development of high-purity, pathogen-specific bacteriophage therapeutics for the treatment of antibiotic-resistant and difficult-to-treat bacterial infections using our proprietary bacteriophage-based technology. We have completed three Phase 2 clinical trials to date. We see bacteriophages as a potentially safer and effective alternative to antibiotics and an essential response to the growing bacterial resistance to current classes of antibiotics. Bacteriophages or “phages” have a powerful and highly differentiated mechanism of action that enables binding to and killing of specific targeted bacteria while uniquely preserving the normal human microbiome or “healthy bacteria”. This is in direct contrast to traditional broad-spectrum antibiotics which can alter the human microbiome increasing susceptibility to opportunistic pathogens, such as Clostridium difficile. We believe that phages represent a promising means to effectively treat bacterial infections as an alternative to broad-spectrum antibiotics, especially for patients with bacterial infections resistant to current standard of care therapies, including the multidrug-resistant or “superbug” strains of bacteria. We are a leading developer of clinical-stage phage therapeutics of high purity, and believe we are uniquely positioned to address the growing worldwide threat of antibiotic-resistant bacterial infections.

We are combining our proprietary approach and expertise in identifying, characterizing and developing both naturally occurring and engineered (synthetic) bacteriophages with our proprietary phage-specific host-engineered current Good Manufacturing Practices (“cGMP”) manufacturing capabilities to advance a target pipeline of high-quality bacteriophage product candidates for late-stage clinical development. Our optimized manufacturing processes significantly increase phage titers and improve production efficiency with the goal of ensuring commercial viability.

We remain committed to our mission to evaluate phage-based therapeutics in randomized controlled clinical trials that evaluate safety and efficacy required to support potential regulatory approval and commercialization of our phage products as alternatives to traditional antibiotics, providing a potential method of treating patients suffering from drug-resistant and difficult-to-treat bacterial infections. To date, we have completed three critical Phase 2 trials, utilizing two distinct phage cocktails against two different bacterial pathogens with the potential to treat chronic pulmonary disease complicated by bacterial infection, as well as acute systemic bacterial infection. We believe that we are uniquely advancing our two lead candidates, referred to as AP-PA02 and AP-SA02, to address both chronic and acute bacterial infections.

Pseudomonas aeruginosa Phage Product Candidate, AP-PA02

Clinical Development of AP-PA02 in Cystic Fibrosis: Completed Phase 1b/2a Study

Our first phage candidate, inhaled AP-PA02, is focused primarily on the treatment of chronic pulmonary infections due to Pseudomonas aeruginosa (“P. aeruginosa”). On October 14, 2020, we received the approval to proceed from the U.S. Food and Drug Administration (the “FDA”) for our Investigational New Drug (“IND”) application for AP-PA02. In the first quarter of 2023, we announced positive topline results from the completed “SWARM-P.a.” study – a Phase 1b/2a, multicenter, double-blind, randomized, placebo-controlled, single ascending dose and multiple ascending dose clinical trial to evaluate the safety and tolerability of inhaled AP-PA02 in subjects with cystic fibrosis and chronic pulmonary P. aeruginosa infection. Data indicate that AP-PA02 was well-tolerated with a treatment emergent adverse event profile similar to placebo. Pharmacokinetics findings confirm that AP-PA02 can be effectively delivered to the lungs through nebulization with minimal systemic exposure, with single ascending doses and multiple ascending doses resulting in a proportional increase in exposure as measured in induced sputum. AP-PA02 exposures were generally consistent across subjects. Additionally, bacterial levels of P. aeruginosa in the sputum measured at several timepoints suggest improvement in bacterial load reduction for subjects treated with AP-PA02 at the end of treatment as compared to placebo after ten days of dosing. In addition, a correlation was seen between increasing phage dose (higher AP-PA02 exposures) and reduction in the bacterial load, supporting the biologic plausibility of a bacterial specific mechanism of action and creating the opportunity for phage as a therapeutic alternative to inhaled antibiotics. This study was supported by the Cystic Fibrosis Foundation (the “CFF”), which granted us a Therapeutics Development Award of $5.0 million. We received the full award’s amount, including the final payment of $0.3 million, in January 2024. Following the promising Phase 1b/2a results of favorable safety and tolerability profile and plausible mechanism of action, an additional confirmatory Phase 2 trial was initiated in non-cystic fibrosis bronchiectasis (“NCFB”) patients with similar chronic pulmonary disease with infections due to P. aeruginosa.

Clinical Development of AP-PA02 in Non-Cystic Fibrosis Bronchiectasis: Completed Phase 2 Study

On February 22, 2022, Armata announced that it had received from the FDA the approval to proceed for our IND application for AP-PA02, in a second indication, NCFB. On December 19, 2024, Armata announced encouraging results from the completed “Tailwind” study – a Phase 2 multicenter, double-blind, randomized, placebo-controlled study to evaluate the safety, phage kinetics, and efficacy of inhaled AP-PA02 in subjects with NCFB and chronic pulmonary P. aeruginosa infection. Data indicated that inhaled AP-PA02 provides a durable reduction of P. aeruginosa in the lung, with a favorable safety and tolerability profile. The Tailwind study was conducted in two cohorts running in parallel: subjects in one cohort (cohort A) received inhaled AP-PA02 as monotherapy, while subjects in another cohort (cohort B) received inhaled AP-PA02 in combination with inhaled anti-pseudomonal antibiotic treatment. Subjects in both cohorts were dosed at home by nebulization with study drug administered every 12 hours for 10 days and were followed for approximately four weeks after receiving their last dose of study drug. The primary efficacy endpoint was the reduction in P. aeruginosa colony forming units (“CFUs”) in lung sputum at one week following completion of dosing (day 17) compared to baseline. Per the statistical analysis plan, efficacy analysis of each independent cohort showed no significant difference between subjects treated with AP-PA02 and placebo due to small numbers of subjects in each cohort. Notably, a post-hoc intent-to-treat analysis (n=33 active and n=15 placebo; all subjects from both cohorts) demonstrated a statistically significant reduction of P. aeruginosa CFUs in the lung at day 17 (AP-PA02 vs. placebo; P=0.05). The reduction in P. aeruginosa CFUs persisted two weeks following completion of dosing with AP-PA02 when compared with placebo at day 24 (AP-PA02 vs. placebo; P=0.015). Additionally, paired analysis of P. aeruginosa CFU density at baseline compared to day 10 (P=0.03), day 11 (P=0.01), day 17 (P=0.003) and day 24 (P=0.018) was significant in the AP-PA02-treated cohort. We believe the data suggest that AP-PA02 alone is as effective as the combination therapy of phage and antibiotics in reducing P. aeruginosa CFUs in the lung. Additionally, approximately one-third of subjects treated with phage monotherapy exhibited at least a 2-log CFU reduction in P. aeruginosa compared to no reduction in placebo treated subjects. Safety data indicate that inhaled AP-PA02 was well-tolerated with treatment-emergent adverse events mild and self-limiting. There was one possibly related serious adverse event that was linked to an acute pulmonary event requiring hospitalization that was responsive to antibiotics. We believe the safety and tolerability of AP-PA02 offers a promising profile for treating chronically infected NCFB patients.

Results from the Phase 2 Tailwind study demonstrate the potential of Armata’s high-purity phage cocktail, AP-PA02, as a new monotherapy treatment alternative for chronic pulmonary disease caused by P. aeruginosa infection, including drug-resistant bacteria, and indicate the potential for phage therapy to reduce reliance on chronic antibiotic use. The Phase 2 Tailwind study represents the second successful clinical trial for AP-PA02, Armata’s lead pulmonary candidate, which was first evaluated in people with cystic fibrosis in the Phase 1b/2a SWARM-P.a. trial that completed in 2023. We believe the learnings on dose-schedule regimens gained from the two completed Phase 2 studies position us to define a safe and promising biologic correlation for a Phase 3 definitive trial to evaluate inhaled AP-PA02 as an alternative to antibiotics in chronic pulmonary P. aeruginosa infection.

Contingent upon securing sufficient additional funding, we may at the appropriate time in the future resume clinical development of AP-PA02 for NCFB, which may include the execution of a definitive Phase 3 clinical trial. We are also actively exploring potential strategic partnerships as a means to further advance this important program.

Additional Clinical Indications for AP-PA02

The current Pseudomonas phage cocktail formulated for inhalation (AP-PA02) is prepared with the same high potency and purity of our injectable phage cocktail for Staphylococcus aureus (“S. aureus”) (AP-SA02). Based on the AP-SA02 clinical findings, we are exploring the potential development of our Pseudomonas phage cocktail for acute ventilator-associated pneumonia and severe infections due to multidrug-resistant P. aeruginosa.

Staphylococcus aureus Phage Product Candidate, AP-SA02

Clinical Development of AP-SA02 in Bacteremia: Completed Phase 1b/2a Study

In parallel to developing novel phage therapeutics that target chronic bacterial infections, we have an acute bacterial infection clinical development plan focused on S. aureus bacteremia, a difficult-to-treat and often life-threatening human infection that can result in high morbidity and mortality and for which bacterial resistance to antibiotics is growing.

A key advantage of our phage manufacturing expertise is the purity profiles of our phage products, including AP-SA02, our phage product candidate for S. aureus; this has enabled us to pursue treatment of complicated S. aureus bacteremia, where repetitive intravenous dosing is required. On June 15, 2020, we entered into an agreement (the “MTEC Agreement”) with the Medical Technology Enterprise Consortium (“MTEC”), pursuant to which we received a $15.0 million award and entered into a multi-year program administered by the U.S. Department of Defense (the “DoD”) through MTEC and managed by the Naval Medical Research Command – Naval Advanced Medical Development with funding from the Defense Health Agency and Joint Warfighter Medical Research Program. On September 29, 2022, the MTEC Agreement was modified to increase the total award by $1.3 million to $16.3 million and extend the term into the second half of 2024. On July 29, 2024, the MTEC Agreement was modified to increase the total award by $5.3 million to $21.6 million and extend the term into the third quarter of 2025. On April 29, 2025, we received $4.65 million of additional non-dilutive award funding through MTEC, thereby increasing the total MTEC award to $26.2 million, and the MTEC Agreement was modified to extend the term to September 30, 2025. On July 2, 2025, the MTEC Agreement was modified to extend the term to March 31, 2026. We are using the award to partially fund a Phase 1b/2a, multicenter, randomized, double-blind, placebo-controlled dose escalation study to assess the safety, tolerability and efficacy of our phage-based candidate, AP-SA02, for the treatment of adults with S. aureus (the “diSArm” study) and to support activities required for an end-of-Phase 2 meeting with the FDA.

On November 17, 2021, we announced that we had received approval from the FDA to proceed with our IND application for AP-SA02.

On May 19, 2025, we announced positive topline data from the Phase 1b/2a diSArm study of intravenously administered AP-SA02 in complicated S. aureus bacteremia. The diSArm study (NCT05184764) was a Phase 1b/2a, multicenter, randomized, double-blind, placebo-controlled, multiple ascending dose escalation study of the safety, tolerability, and efficacy of intravenous AP-SA02 in addition to best available antibiotic therapy (BAT) compared to BAT alone (placebo) for the treatment of adults with complicated SAB. All doses of AP-SA02 were dosed intravenously every six hours for five days. The primary clinical efficacy endpoint for the Phase 2a portion of the diSArm study was clinical outcome (responder rate) in subjects with complicated bacteremia, measured at (i) Test of Cure (TOC) for AP-SA02, defined as one week following the end of IV treatment with AP-SA02 (day 12), (ii) TOC for BAT, defined as one week following the end of IV BAT, and (iii) end of study (EOS), defined as four weeks following the end of IV BAT. Clinical outcome was evaluated by both the blinded investigators and a blinded Clinical Efficacy Adjudication Committee (CEAC) in the intent-to-treat (ITT) population.

Safety and efficacy were assessed in the ITT population, which included all subjects (n=50) who received at least one dose of AP-SA02 or placebo. AP-SA02 was well-tolerated with no serious adverse events related to the study drug. Two subjects had adverse events that were possibly related to the study drug: one with transient liver enzyme elevation and one with hypersensitivity that resolved with discontinuation of vancomycin.

A statistically significant increase in investigator-assessed responder rate was observed at TOC for AP-SA02 (day 12) in AP-SA02 treated subjects (88%) versus placebo (58%) (p = 0.047). At TOC for BAT and at EOS, 100% of the AP-SA02 treated subjects had clinically responded (p = 0.017) versus 25% of placebo subjects considered non-responsive due to either relapse or treatment failure, consistent with the non-responder rate reported in the literature for recent phase 3 trials. Of note, the clinical response with AP-SA02 occurred regardless of whether subjects were infected with methicillin-sensitive S. aureus (MSSA) or methicillin-resistant S. aureus (MRSA). All subjects infected with MRSA and treated with AP-SA02 and BAT cleared their infection by TOC for BAT with no evidence of relapse through EOS, as compared to the relapse rate of BAT alone as noted above. Supporting the investigator assessment, clinical outcome was assessed by the CEAC, who agreed that subjects who received placebo had a 22% and 25% non-responder rate at TOC with BAT and at EOS, respectively, while 100% of the subjects who received AP-SA02 clinically responded (p = 0.025: TOC BAT; p = 0.020: EOS).

Additionally, faster time to a negative blood culture and decline of key predictors of mortality and complications in SAB, including interleukin-10 and C-reactive protein, support the improved responder rates in subjects treated with AP-SA02.

We previously demonstrated the persistence of AP-SA02 in the IV space on multiple days one hour post IV push. These trial results support AP-SA02 homing to different sites of infection, presumably penetrating biofilms, and infecting and lysing the target S. aureus bacteria, independent of antibiotic resistance patterns and site of infection.

The results from our Phase 1b/2a diSArm study are an important step forward in our effort to confirm the potent antimicrobial activity of phage therapy and the completion of the study represents a significant milestone in the development of AP-SA02, moving us one step closer to introducing an effective new treatment option to patients suffering from complicated S. aureus bacteremia. This is the first clear evidence in a randomized controlled trial of the efficacy of phage against a serious systemic pathogen that is responsible for significant morbidity and mortality in the United States.

Findings from the Phase 1b/2a study, including the favorable safety and tolerability profile of AP-SA02, inform the design of a larger definitive efficacy study to demonstrate superiority of AP-SA02 in treating complicated S. aureus bacteremia, and form the basis for an end-of-Phase 2 meeting with the FDA which the Company plans to hold in the second half of 2025. We are committed to developing a superiority pivotal trial focused on phage as an alternative to broad-spectrum antibiotics and/or antibiotic sparing to decrease the utilization of broad-spectrum antibiotics and their detrimental impact on the normal human microbiome.

Additional Clinical Indications for AP-SA02

On August 1, 2022, we announced FDA approval to proceed with our IND application for AP-SA02 in a second indication, prosthetic joint infections (“PJI”) with S. aureus. We had planned to initiate a Phase 1b/2a trial; however, in light of the growing concerns of both PJI and wound infections, we are considering revising the protocol to include both indications. Driven by data from the bacteremia study, and with sufficient funding, we may in the future initiate a Phase 1b/2a trial to assess the safety and tolerability of intravenous and intra-articular AP-SA02 as an adjunct to standard of care antibiotics in adults undergoing treatment of periprosthetic joint infections and/or wound infections caused by S. aureus.

Corporate History and Reorganization

Armata was created as a result of a business combination of AmpliPhi Biosciences Corporation, a bacteriophage development stage company (“AmpliPhi”) with C3J Therapeutics, Inc. (“C3J”), where Ceres Merger Sub, Inc., a wholly-owned subsidiary of AmpliPhi, merged with and into C3J (the “Merger”). On May 9, 2019, immediately prior to the closing of the Merger, AmpliPhi changed its name to Armata Pharmaceuticals, Inc.

C3J’s predecessor, C3 Jian, Inc., was incorporated under the laws of the State of California on November 4, 2005. On February 26, 2016, as part of a reorganization transaction, C3 Jian, Inc. merged with a wholly-owned subsidiary of C3J, and as part of this process, C3 Jian, Inc. was converted to a limited liability company organized under the laws of the State of California named C3 Jian, LLC. Prior to the Merger, C3J was privately held and was financed principally through a series of equity financings.

AmpliPhi was incorporated under the laws of the State of Washington in March 1989 as a wholly-owned subsidiary of Immunex Corporation and began operations as an independent company in 1992 as Targeted Genetics Corporation. In January 2011, AmpliPhi completed the acquisition of Biocontrol Ltd, an antimicrobial biotechnology company based in the United Kingdom, with the goal of developing their phage therapy programs using funding from the sale of our legacy gene therapy assets. In November 2012, AmpliPhi completed the acquisition of Special Phage Holdings Pty Ltd, a company based in Australia, with the goal of continuing research addressing the rapidly escalating problem of antibiotic resistance through the development of a series of bacteriophage-based treatments.

Pipeline

The following chart summarizes the status of our phage product candidate development programs and partners:

Risks Associated with Our Business and this Offering

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in the section of this prospectus entitled “Risk Factors.” You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. In particular, risks associated with our business include:

•	There is substantial doubt about our ability to continue as a going concern, which may affect our ability to obtain future financing and may require us to curtail our operations. We will need substantial additional financing to develop our product candidates and implement our operating plans, including to support one or more pivotal trials in 2025 and beyond. If we fail to obtain additional financing, we may be delayed or unable to complete the development and commercialization of our product candidates.

•	We have incurred losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future, and our future profitability is uncertain.

•	If we fail to develop and maintain proper and effective processes and operating procedures as a non-traditional government contractor, our ability to adhere to the DoD and related entity standards could impact our ongoing and future development financing awards from the U.S. government;

•	We are seeking to develop antibacterial agents using bacteriophage and synthetic phage technology, a novel approach, which makes it difficult to predict the time and cost of development. No bacteriophage products have been approved in the United States or elsewhere.

•	Results from interim, “topline,” and preliminary data, or preclinical studies and Phase 1 or 2 clinical trials of our product candidates or from single-patient expanded access treatments may not be predictive of the results of later stage clinical trials and are subject to audit and verification procedures that could result in material changes in the final data.

•	We must continue to develop manufacturing processes for our product candidates and any delay in or our inability to do so would result in delays in our clinical trials.

•	We rely on third parties to conduct our clinical trials and to obtain materials or supplies necessary to conduct trials or to manufacture our product candidates, and their failure to perform their obligations in a timely or competent manner may delay development and commercialization of our product candidates.

•	We face potential risks associated with future changes in laws and policies, including the availability of government funding for grants, staffing and funding of regulatory agencies.

•	The use or anticipated use of artificial intelligence (“AI”) technologies, including generative AI, by us or third parties, may increase or create new operational risks.

•	Our business operations and current and future relationships with clinical site investigators, healthcare professionals, consultants, third-party payors, patient organizations, and customers will be subject to applicable healthcare regulatory laws, which could expose us to penalties.

•	If you purchase securities in an offering, you may incur dilution.

•	We will have broad discretion in the use of the net proceeds from an offering and may not use them effectively.

•	Innoviva, Inc. (“Innoviva”) our principal stockholder, beneficially owns greater than 50% of our outstanding shares of common stock, which causes us to be deemed a “controlled company” under the rules of the NYSE. In addition, Innoviva’s interests in our business may be different than our other stockholders.

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2024 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected.

In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

THE SECURITIES WE MAY OFFER

We may offer up to $100,000,000 of shares of our common stock, preferred stock, debt securities, warrants or units in any combination of the foregoing, under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you also may add, update or change information contained in this prospectus or in documents we have incorporated by reference.

This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to or through agents, underwriters or dealers. We, and our agents, dealers or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the name of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding options to purchase additional securities, if any; and

•	the net proceeds to us.

Common Stock.

We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of shareholders. Subject to any preferences of any of our preferred stock that may be outstanding, holders of our common stock are entitled to dividends when and if declared by our board of directors.

Preferred Stock.

Our board of directors has the authority, subject to limitations prescribed by Washington law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix or alter the rights, preferences and privileges of the preferred stock, along with any limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each class or series of preferred stock.

Each series of preferred stock, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding-up, voting rights and rights to convert into common stock.

Warrants.

We may issue warrants for the purchase of common stock or preferred stock, in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock or debt securities, and the warrants may be attached to or separate from our common stock, preferred stock or debt securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Debt Securities.

We may offer secured or unsecured obligations in the form of one or more series of debt securities, which may be senior, senior subordinated or subordinated obligations. Any subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock or preferred stock.

The debt securities will be issued under an indenture, as supplemented by a resolution of our board of directors, an officer’s certificate or a supplemental indenture, between us and a trustee. We have summarized the general features of the debt securities to be governed by the indenture. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture. Instructions on how you can get copies of this document are provided under the heading “Where You Can Find More Information.”

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary” and “Risk Factors” in this prospectus or the documents incorporated herein by reference. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or events to be materially different from any future results, performance or events expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding:

•	our estimates regarding anticipated operating losses, capital requirements and needs for additional funds;

•	our ability to raise additional capital when needed and to continue as a going concern;

•	our ability to manufacture, or otherwise secure the manufacture of, sufficient amounts of our product candidates for our preclinical studies and clinical trials;

•	our clinical development plans, including planned clinical trials;

•	our research and development plans;

•	our ability to select combinations of phages to formulate our product candidates;

•	our development of bacteriophage-based therapies;

•	the potential use of bacteriophages to treat bacterial infections;

•	the potential future of antibiotic resistance;

•	the ability for bacteriophage therapies to disrupt and destroy biofilms and restore sensitivity to antibiotics;

•	the potential for bacteriophage technology being uniquely positioned to address the global threat of antibiotic resistance;

•	our planned development strategy, presenting data to regulatory agencies and defining planned clinical studies;

•	the expected timing of additional clinical trials, including Phase 1b/Phase 2 or registrational clinical trials;

•	our ability to manufacture and secure sufficient quantities of our product candidates for clinical trials;

•	the drug product candidates to be supplied by us for clinical trials;

•	the safety and efficacy of our product candidates;

•	our anticipated regulatory pathways for our product candidates;

•	the activities to be performed by specific parties in connection with clinical trials;

•	our ability to successfully complete preclinical and clinical development of, and obtain regulatory approval of our product candidates and commercialize any approved products on our expected timeframes or at all;

•	our pursuit of additional indications;

•	the content and timing of submissions to and decisions made by the FDA and other regulatory agencies;

•	our ability to leverage the experience of our management team and to attract and retain management and other key personnel;

•	the capacities and performance of our suppliers, manufacturers, contract research organizations and other third parties over whom we have limited control;

•	our ability to staff and maintain our Los Angeles production facility under fully compliant cGMP;

•	the actions of our competitors and success of competing drugs or other therapies that are or may become available;

•	our expectations with respect to future growth and investments in our infrastructure, and our ability to effectively manage any such growth;

•	the size and potential growth of the markets for any of our product candidates, and our ability to capture share in or impact the size of those markets;

•	the benefits of our product candidates;

•	the potential market growth and market and industry trends;

•	maintaining collaborations with third parties including our partnerships with the CFF and the DoD;

•	potential future collaborations with third parties and the potential markets and market opportunities for product candidates;

•	our ability to achieve our vision, including improvements through engineering and success of clinical trials;

•	our ability to meet anticipated milestones in the development and testing of the relevant product;

•	our ability to be a leader in the development of phage-based therapeutics;

•	the expected use of proceeds from the $26.2 million DoD award;

•	the effects of government regulation and regulatory developments, and our ability and the ability of the third parties with whom we engage to comply with applicable regulatory requirements;

•	the accuracy of our estimates regarding future expenses, revenues, capital requirements and need for additional financing;

•	our expectations regarding future planned expenditures;

•	our ability to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act;

•	our ability to obtain, maintain and successfully enforce adequate patent and other intellectual property protection of any of our products and product candidates;

•	our ability to protect our intellectual property, including pending and issued patents;

•	our ability to operate our business without infringing the intellectual property rights of others;

•	our ability to advance our clinical development programs;

•	the effects of ongoing conflicts between Ukraine and Russia and in the Middle East, the recent and potential future bank failures or other geopolitical events;

•	the potential economic and regulatory impacts on the biotechnology, pharmaceutical and drug manufacturing industries;

•	the effects of artificial intelligence on our business and the industry as a whole; and

•	statements of belief and any statement of assumptions underlying any of the foregoing.

In some cases, you can identify these statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions. These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain. Given these uncertainties, you should not place undue reliance on any of the forward-looking statements included in this prospectus. In addition, this prospectus also contains estimates, projections and other information concerning our industry, our business, and the markets for our product candidates, as well as data regarding market research, estimates and forecasts prepared by our management. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. These statements are based upon information available to us as of the date hereof, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information.

You should carefully read this prospectus, the documents that we incorporate by reference into this prospectus and the documents we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, including manufacturing expenses, clinical trial expenses, research and development expenses and general and administrative expenses. We may also use a portion of the net proceeds to in-license, invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from the sale of securities under this prospectus. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from the sale of securities under this prospectus as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK

Our articles of incorporation authorize us to issue up to 217,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of August 11, 2025, we had 36,229,842 shares of common stock outstanding and no shares of preferred stock outstanding.

The following summary description of our capital stock is based on the provisions of our articles of incorporation and bylaws and the applicable provisions of the Washington Business Corporation Act (“WBCA”). This information is qualified entirely by reference to the applicable provisions of our articles of incorporation, bylaws and the WBCA. For information on how to obtain copies of our articles of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Common Stock

Voting

Our common stock is entitled to one vote for each share held on all matters submitted to a vote of the shareholders, including the election of directors, except for matters that are voted on exclusively by a separate class or series of our shareholders and not by the holders of common stock, and does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding-up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights, and there is no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that are outstanding or that we may designate and issue in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are, and the shares of common stock to be issued in any offering under this prospectus will be, fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by the shareholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

There currently are no provisions under our amended and restated articles of incorporation or under any other contractual obligations whereby we are required to issue or sell shares of preferred stock and we have no present plans to issue any shares of preferred stock.

Anti-Takeover Effects of Provisions of Our Articles of Incorporation, Our Bylaws and Washington Law

Provisions in our articles of incorporation, our bylaws and under Washington law may delay or prevent an acquisition of us or a change in our management, including transactions in which shareholders might otherwise receive a premium for their shares or transactions that our shareholders might otherwise deem to be in their best interests. Certain of the provisions of our articles of incorporation and bylaws with an anti-takeover effect are summarized below. These provisions may frustrate or prevent any attempts by our shareholders to replace or remove our current management by making it difficult for shareholders to replace members of our board of directors, which is responsible for appointing the members of our management.

Additionally, because we are incorporated in Washington, we are governed by the provisions of Chapter 23B.19 of the WBCA, which, among other things, prohibits a “target corporation,” with certain exceptions, from engaging in certain “significant business transactions” for a period of five years after the share acquisition by an “acquiring person”, unless (a) the significant business transaction is approved by a majority of the members of the target corporation’s board of directors prior to the time of the acquiring person’s share acquisition or (b) the significant business transaction was approved by both the majority of the members of the target corporation’s board of directors and approved at a shareholder meeting by at least two-thirds of the outstanding voting shares (excluding the acquiring person’s shares or shares over which the acquiring person has voting control) at or subsequent to the acquiring person’s share acquisition. An “acquiring person” is defined as a person or group of persons which beneficially owns 10% or more of the voting securities of the target corporation. Such significant business transactions may include, among other things:

•	any merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person;

•	any termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares; or

•	allowing the acquiring person to receive any disproportionate benefit as a shareholder.

After the five-year period, a significant business transaction may take place as long as it complies with certain fair price provisions of the statute or is approved by a majority of the votes entitled to be counted within each voting group entitled to vote separately on the transaction (excluding the acquiring person’s shares or shares over which the acquiring person has voting control) at an annual or special meeting of shareholders.

Articles of Incorporation and Bylaws

The provisions of our articles of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares or transactions that our shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our articles of incorporation and bylaws, as applicable:

•	permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change in our control);

•	provide that shareholders seeking to present proposals before a meeting of shareholders or to nominate candidates for election as directors at a meeting of shareholders must provide advance notice in writing in a timely manner and also specify requirements as to the form and content of a shareholder’s notice;

•	provide that directors may be removed only for cause by the holders of not less than two-thirds of the shares entitled to elect the director or directors whose removal is sought;

•	require the vote of the holders of at least two-thirds of the issued and outstanding shares to amend or repeal certain provisions of our articles of incorporation;

•	require the vote of the holders of at least two-thirds of the issued and outstanding shares to approve a “Business Combination” (as defined in our articles of incorporation) that is not approved by the “Continuing Directors”;

•	require the approval of a majority of the Continuing Directors to adopt, amend or repeal the bylaws that may be amended or repealed by the board of directors and require the approval of the holders of not less than two-thirds of the outstanding shares to adopt, amend or repeal our bylaws; and

•	does not provide for cumulative voting rights.

NYSE American Listing

Our common stock is listed on the NYSE American under the symbol “ARMP.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royall Street, Canton, MA 02021.

DESCRIPTION OF THE DEBT SECURITIES

As of the date of this prospectus, we have no debt securities issued and outstanding.

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We will issue notes under an indenture, which we will enter into with the trustee named in the indenture. Any indenture will be qualified under the Trust Indenture Act of 1939. You should read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture and any related security documents, if any, in their entirety before investing in our debt securities.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

•	the maturity date;

•	the principal amount due at maturity, and whether the debt securities will be issued with an original issue discount;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amount with respect to any debt security;

•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, any other of our securities or securities of a third party, and whether conversion or exchange is mandatory, at the option of the holder or at our option;

•	events of default;

•	whether we and/or the debenture trustee may change an indenture without the consent of any holders;

•	the form of debt security and how it may be exchanged and transferred;

•	descriptions of the debenture trustee and paying agent, and the method of payments; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms which may be required by us or advisable under applicable laws or regulations.

Specific indentures will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a report filed under the Exchange Act, incorporated by reference in this prospectus.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock, in one or more series. We may issue warrants independently or together with common stock, preferred stock or debt securities, and the warrants may be attached to or separate from our common stock, preferred stock or debt securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the number of warrants issued with each share of common stock or preferred stock, or with the principal amount of any debt security;

•	if applicable, the date on and after which the warrants and the related shares will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of shares issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of common stock or preferred stock purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up, or to exercise voting rights.

Exercise of Warrants

Each warrant will entitle the holder to purchase the number of shares of common stock or preferred stock that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the shares purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable unit agreements. These descriptions do not restate those unit agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable unit agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant unit agreements, which will be filed with the SEC promptly after the offering of units and will be available as described in the section titled “Where You Can Find More Information.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depository or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.

As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your bank, broker or other financial institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, the Depository Trust Company (“DTC”), will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her name and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below.

•	An investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above.

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate, and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell our securities covered by this prospectus in any of three ways (or in any combination):

•	to or through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

We may distribute the securities:

•	from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	“at the market” offerings, as defined in Rule 415 under the Securities Act of 1933, as amended, (the “Securities Act”), at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

•	at negotiated prices.

Each time we offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the amounts of securities underwritten or purchased by each of them;

•	the purchase price of securities and the proceeds we will receive from the sale;

•	any option under which underwriters may purchase additional securities from us;

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the public offering price of the securities;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Underwriters or dealers may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Generally, the underwriters’ or dealers’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters or dealers will be obligated to purchase all of the securities if they purchase any of the securities, unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may engage in transactions with, or perform services for us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in the relevant offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in the offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Any underwriters who are qualified market makers on the NYSE American may engage in passive market making transactions in our common stock, preferred stock, warrants and debt securities, as applicable on the NYSE American in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

Neither we nor any underwriter makes any representation or prediction as to the effect that the transactions described above may have on the price of the securities. If such transactions are commenced, they may be discontinued without notice at any time.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York, and Ballard Spahr LLP, Seattle, Washington.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about Armata Pharmaceuticals, Inc.’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. The SEC maintains a website that contains reports, proxy statements, and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov. The information contained in, or that can be accessed through, the SEC’s website is not incorporated by reference in, and is not part of, this prospectus or any prospectus supplement.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. We maintain a website at https://www.armatapharma.com/. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus to the extent that a statement contained in this prospectus or free writing prospectus provided to you in connection with this offering, or in any other document we subsequently file with the SEC that also is incorporated by reference in this prospectus, modifies or supersedes the original statement.

The following documents, which we have filed with the SEC are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 20, 2025;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 filed with the SEC on May 14, 2025 and August 12, 2025, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on March 12, 2025, April 2, 2025, May 1, 2025, June 13, 2025, and August 12, 2025 (only with respect to information filed under items 1.01, 2.03 and 9.01);

•	the portions of our Definitive Proxy Statement on Schedule 14A that are deemed to have been “filed” with the SEC on April 28, 2025;

•	the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on August 18, 2015, including all amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of all offerings covered by this prospectus hereby shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this prospectus.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents by writing us at 5005 McConnell Avenue, Los Angeles, California 90066, Attention: SVP Finance, or telephoning us at (310) 665-2928.

The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC (http://www.sec.gov). In addition, we maintain a website at www.armatapharma.com/. Information contained in our website does not constitute a part of this prospectus.

Up to $100,000,000 of Shares of Common Stock

PROSPECTUS SUPPLEMENT

The date of this prospectus supplement is December 1, 2025.